Exhibit 99.1

William Han Joins China INSOnline As President

An Experienced Senior Corporate Executive With A Strong IT Background, Han Will Focus On Growing The Company’s Core Online Insurance Services Business And Adding New Revenue Streams

BEIJING—January 19, 2010 — China INSOnline Corp. (NasdaqCM:CHIO), which operates www.soobao.cn, one of China’s leading insurance services web portals, announced today the hiring of Mr. William Han to serve as president, a new position at the Company reporting directly to the Board.  Sharing responsibilities for leading China INSOnline with CEO Ms. Betty Xu, Mr. Han’s role will be to focus on new business development.

Mr. Han, a highly experienced senior manager with more than 25 years experience in senior government, IT and corporate roles—most recently as Senior Manager of multi-industry CITIC Pacific (0267HK, market cap nearly $10 billion) and Executive Director and Executive Deputy Manager of its subsidiary, China UIP, Ltd, commented: “I am very pleased to be joining the talented and capable team at China INSOnline, which has been an Internet pioneer in China’s young and developing insurance industry.  I believe the Company is poised to build a much stronger business around its core insurance portal and I look forward to helping it grow and serving our shareholders.”

China INSOnline Chairman, Mr. Warren Wang, commented, “Our Board is very confident that Mr. Han’s extensive relationships and IT background, as well as his broad leadership experience, will help advance our business.”

Prior to his most recent senior position at CITIC Pacific, Mr. Han founded Ewintop Technology Consultants in 2000, which focused on Chinese government projects.  Early in his executive career he also served as General Manager of Sunray Technology, Ltd, specializing in software development. From 1984 through 1993, he served in HUANAN Computer Company that belonged to the State Ministry of Electronics, and was one of the largest computer manufacturers in China at the time.  He acted as a Director in the Systems Department where he was involved in several significant central government computer projects.  Mr. Han earned a Bachelors Degree from Huazhong University of Science and Technology in computer and automatic controls.

About China INSOnline Corp.

China INSOnline Corp., incorporated in Delaware and headquartered in Beijing, is a rapidly growing licensed insurance agency in The People's Republic of China. Representing major insurance underwriting firms in China, the Company offers online automobile, property and life insurance services through its industry web portal, www.soobao.cn. The Company's online platform also provides consumers, agents and insurance companies with online transaction capabilities, advertising, online inquiry, news circulation, statistical analysis and software development services. For more information, please visit www.china-insonline.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations or beliefs, including, but not limited to, statements concerning the Company's operations, financial performance and condition. For this purpose, statements that are not statements of historical fact may be deemed to be forward-looking statements. The Company cautions that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, but not limited to, the impact of competitive products, pricing and new technology; changes in consumer preferences and tastes; and effectiveness of marketing; changes in laws and regulations; fluctuations in costs of production, and other factors as those discussed in the Company's reports filed with the Securities and Exchange Commission from time to time. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Contacts:

China INSOnline Corp.
Please address investor inquiries to:
ir@soobao.cn

Ken Donenfeld
DGI Investor Relations
Tel: 212-425-5700
Email: donfgroup@aol.com